Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-59701, 333-27623, 333-40767, 333-89824, 333-120185, 333-125302, and 333-151963 of The E.W. Scripps Company and subsidiaries on Form S-8 and Registration Statement No. 333-138231 of The E.W. Scripps Company and subsidiaries on Form S-3 of our reports dated March 2, 2009, relating to the financial statements and financial statement schedule of The E.W. Scripps Company and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes an Interpretation of Statement of Financial Accounting Standards (“SFAS”) Statement No. 109, in 2007, and SFAS No. 123(R) (revised 2004), Share Based Payment, and SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, in 2006), and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of The E.W. Scripps Company and subsidiaries for the year ended December 31, 2008.
Deloitte & Touche LLP
Cincinnati, Ohio
March 2, 2009